UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): March 7, 2008

ICO GLOBAL COMMUNICATIONS (HOLDINGS) LIMITED
(Exact name of registrant as specified in its charter)

Delaware	0-52006	98-0221142
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Plaza America Tower I 11700 Plaza America Drive, Suite 1010 Reston, Virginia	20190
(Address of Principal Executive Offices)	(Zip Code)

(703) 964-1400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02     Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

During the financial close process for the year ended December 31, 2007, ICO Global Communications (Holdings) Limited (“Company”) discovered certain errors in its previously issued financial statements pertaining to its accounting for an embedded beneficial conversion feature included within the convertible notes due in August 2009 (“2009 Notes”) issued by its subsidiary, ICO North America, Inc. (“ICO North America”). Specifically, these errors relate to an embedded beneficial conversion feature of the 2009 Notes contingent upon the completion by ICO North America of a qualified public offering by August 15, 2007 (“Triggering Event”). The Company initially determined that the value of this embedded beneficial conversion feature should be measured and recognized at the time the Triggering Event occurs, if at all, rather than at debt issuance. As of August 15, 2007, ICO North America had not completed a qualified public offering. The non-occurrence of this event triggered recognition of this embedded beneficial conversion feature in the Company’s condensed consolidated financial statements for the interim period ended September 30, 2007.

Subsequently, the Company determined that its accounting for this embedded beneficial conversion feature should have been recognized in the interim period ended September 30, 2005, rather than the interim period ended September 30, 2007. The resulting non-cash corrections are not the result of any new information related to the 2009 Notes or any other external event. These corrections pertain only to the timing of recognition of the beneficial conversion feature and the resulting non-cash impact on convertible debt, additional paid-in capital, income taxes, interest expense and interest capitalized to the Company’s satellite system under construction. These errors had no impact on the Company’s cash flows from operating, investing or financing activities.

To correct these errors, the Company intends to restate its consolidated balance sheet for the year ended December 31, 2006, its consolidated statements of operations and comprehensive income (loss) for the years ended December 31, 2006 and 2005, all interim periods in 2006 and the interim periods ended March 31, June 30, and September 30, 2007. The restatement will be reflected in the Company’s annual report on Form 10-K for the year ended December 31, 2007, which the Company plans to file on or before March 17, 2008, as well as in the interim reports on Form 10-Q for the interim periods ending March 31, June 30, and September 30, 2008.

The Company’s management presented its conclusions about these errors and its recommendation to restate the Company’s previously issued financial statements to the Audit Committee of the Company’s Board of Directors on March 7, 2008 and March 12, 2008. Based upon management’s recommendation, the Audit Committee concluded that the previously issued financial statements for the annual periods ended December 31, 2006 and 2005 (and the corresponding report of its independent registered public accounting firm) and the interim periods ended September 30, 2005 through September 30, 2007 should no longer be relied upon.

Following is a summary of the effects of these errors on the Company’s consolidated balance sheet at December 31, 2006, as well as the effects of these errors on the Company’s consolidated statements of operations and comprehensive income (loss) for the years ended December 31, 2006 and 2005 (in thousands, except per share data):

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	Consolidated Balance Sheet
	As originally		As
	reported	Adjustment	restated
December 31, 2006:
Satellite system under construction	$318,563	$3,083	$321,646
Total assets	643,517	3,083	646,600
Convertible long-term debt, net of discount	650,000	(21,226)	628,774
Total liabilities	719,101	(21,226)	697,875
Additional paid-in capital	2,714,989	30,000	2,744,989
Deficit accumulated during the development stage	(1,922,228)	(5,691)	(1,927,919)
Total stockholders' deficiency in assets	(75,584)	24,309	(51,275)
Total liabilities and stockholders' deficiency in assets	643,517	3,083	646,600

	Consolidated Statements of Operations and Comprehensive Income (Loss)
	As originally		As
	reported	Adjustment	restated

Year ended December 31, 2006:
Interest expense	$(41,420)	$(3,645)	$(45,065)
Loss before income taxes	(63,970)	(3,645)	(67,615)
Net loss	(64,172)	(3,645)	(67,817)
Comprehensive loss	(67,026)	(3,645)	(70,671)
Basic loss per share	$(0.32)	$(0.02)	$(0.34)
Diluted loss per share	$(0.32)	$(0.02)	$(0.34)

Year ended December 31, 2005:
Interest expense	$(23,953)	$(2,046)	$(25,999)
Income before income taxes	34,191	(2,046)	32,145
Net income	33,406	(2,046)	31,360
Comprehensive income	33,827	(2,046)	31,781
Basic income per share	$0.17	$(0.01)	$0.16
Diluted income per share	$0.17	$(0.01)	$0.16

These matters have been discussed with Deloitte & Touche, LLP, the Company’s independent registered public accounting firm.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICO GLOBAL COMMUNICATIONS (HOLDINGS) LIMITED

Date: March 13, 2008	By:	/s/ J. Timothy Bryan
J. Timothy Bryan, Chief Executive Officer

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